Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Amendment no. 2 to Registration Statement Form S-3 (file No. 333-188007) and appearing on Form 8K/A (amendment #1) of our reports dated March 7, 2014, except for Note 1, Note 2, Note 3, Note 9, Note 13 and Note 23, as to which the date is November 10, 2014, with respect to the consolidated statements of income, comprehensive income, stockholders equity and cash flows of Pingtan Marine Enterprise Ltd. as of December 31, 2013.

/s/ UHY VOCATION HK CPA LIMITED

Hong Kong, the People’s Republic of China

October 6, 2016